FORM OF LOCK-UP AGREEMENT

December 5, 2021

Jefferies LLC

Guggenheim Securities, LLC

As Representatives of the Several Underwriters

c/o Jefferies LLC
520 Madison Avenue

New York, New York 10022

c/o Guggenheim Securities, LLC
330 Madison Avenue

New York, New York 10017

RE: Adicet Bio, Inc. (the “Company”)
Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC (“Jefferies”) and Guggenheim Securities, LLC (“Guggenheim”) will act as the representatives of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies and Guggenheim, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,
•	enter into any Swap,
•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or
•	publicly announce any intention to do any of the foregoing.
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The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to you, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to the transfer of Shares or Related Securities:

a)	(i) by gift, (ii) by will or intestate succession, (iii) to a Family Member or (iv) to a trust whose direct or indirect beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member;

b)	by operation of law, including pursuant to a domestic order, divorce settlement, divorce decree, separation agreement or pursuant to an order of a court of competent jurisdiction enforcing such agreement;

c)	to a charitable trust;

d)	to a corporation, limited liability company or partnership wholly owned by the undersigned and/or one or more Family Members;

e)	to the Company as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards by the undersigned existing as of the date of the Prospectus (in each case used herein, as defined in the Underwriting Agreement) and described or incorporated by reference in the Prospectus or pursuant to arrangements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfer of such shares, provided that (i) any required filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Related Securities were sold by the reporting person other than such transfers to the Company as described above and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period;

f)	pursuant to a “net exercise” or “cashless exercise” (to satisfy exercise price or related withholding obligations) by the undersigned of equity awards existing as of the date of the Prospectus and described or incorporated by reference in the Prospectus, provided that any Shares acquired upon the net exercise or cashless exercise of equity awards described in this clause shall be subject to the restrictions set forth in this agreement, provided that (i) any required filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Related Securities were sold by the reporting person other than such transfers to the Company as described above and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period;

g)	distributions of Related Securities to limited partners, limited liability company members or stockholders of the undersigned;

h)	transactions relating to Related Securities acquired in the Offering or in open market transactions after the closing of the Offering, provided that (i) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate that the filing relates to the circumstances described above and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period;

i)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by or on behalf of the undersigned or one or more of its affiliates; and
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j)	pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Related Securities in connection with such transaction, or vote any Related Securities in favor of any transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement.

In any such case, it shall be a condition to such transfer that:

•	with respect to any transfer or distribution pursuant to each of the preceding clauses (a) through (d), (g) and (i), (A) any such transfer shall not involve a disposition for value and (B) each transferee or donee executes and delivers to Jefferies and Guggenheim an agreement in form and substance satisfactory to Jefferies and Guggenheim stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); and
•	with respect to any transfer or distribution pursuant to each of the preceding clauses (a) through (d), (g) and (i), prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares.

In addition, the restrictions described in this agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that the Company directors and officers may enter into such trading plans from time to time.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

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It is understood that if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective on or prior to February 1, 2022, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, or (iv) the closing of the Offering pursuant to the Underwriting Agreement has not occurred by February 1, 2022, the undersigned will be released from its obligations under this Agreement. Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and you.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Signature

/s/ Carl Gordon

Carl Gordon
Printed Name of Person Signing

ORBIMED PRIVATE INVESTMENTS V, LP

By: OrbiMed Capital GP V LLC,
Its General Partner

By: OrbiMed Advisors LLC,
Its Managing Member

By: /s/ Carl Gordon
Name: Carl Gordon

Title: Member

ORBIMED PRIVATE INVESTMENTS VI, LP

By: OrbiMed Capital GP VI LLC,
Its General Partner

By: OrbiMed Advisors LLC,
Its Managing Member

By: /s/ Carl Gordon
Name: Carl Gordon

Title: Member

[Signature Page to Lock-up Agreement]

ORBIMED ISRAEL PARTNERS LIMITED PARTNERSHIP

By: OrbiMed Israel BioFund GP Limited Partnership,
Its General Partner

By: OrbiMed Israel GP Ltd.,
Its General Partner

By: /s/ Carl Gordon
Name: Carl Gordon

Title: Director

ORBIMED ISRAEL PARTNERS II, L.P.

By: OrbiMed Israel GP II, L.P.,
Its General Partner

By: OrbiMed Advisors Israel II Limited,
Its General Partner

By: /s/ Carl Gordon
Name: Carl Gordon

Title: Director

[Signature Page to Lock-up Agreement]

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.
•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
•	“Family Member” shall mean any relationship by blood, domestic partnership, marriage or adoption not more remote than first cousin, the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.
•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.
•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.
•	“Securities Act” shall mean the Securities Act of 1933, as amended.
•	“Sell or Offer to Sell” shall mean to:

–         sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.